Exhibit 99.1

Energous Wireless Power Solutions Reports Second Quarter 2025 Results

- Reports Revenue of $1 Million - Highest Quarterly Revenue Since 2016 -

- Accounts for Lowest Quarterly Net Loss in the Last Decade -

- Announces $4 million Order Backlog -

SAN JOSE, Calif. – July 29, 2025 – Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) (the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the second quarter ended June 30, 2025, reporting both revenue of approximately $1.0 million for the second quarter, representing a 184% increase versus the first quarter of 2025, and a 35% improvement in net loss in the second quarter compared to the same prior year period. The Company also provided an update on recent events and Company highlights.

“We believe that under refreshed leadership, these second quarter financial results demonstrate that the Company’s thoughtful and consistent execution of its strategy has positioned Energous for continued scalable growth in future periods. Our second quarter financial results underscore our ongoing commitment to fiscal responsibility, operational efficiency, and customer focus – all key contributors to enabling the Company to support the global adoption of wireless power driven infrastructures,” said Mallorie Burak, CEO and CFO of Energous Wireless Power Solutions. “We believe our significant revenue growth year over year and quarter over quarter demonstrates increasing demand for Energous’ wireless power network technology to serve as the backbone of enterprise infrastructure modernization projects and also underscores the value proposition of the solutions we offer to our customers.”

Second Quarter 2025 Financial Results

▪	Revenue for the quarter ended June 30, 2025 of approximately $1.0 million versus approximately $46,000 in the same period in 2024, an improvement of nearly 21 times the same prior year period, and a 184% improvement over first quarter of 2025 revenue of $0.3 million.

▪	Revenue in the second quarter of 2025 represents the highest recorded quarterly revenue for the Company since 2016 and contributed to the Company’s year-to-date revenue through June 30, 2025 of approximately $1.3 million, a 72% increase over the revenue reported for the full fiscal year of 2024.

▪	Gross margin increased by 200 percentage points during the quarter ended June 30, 2025 versus the same prior year period, transitioning from a negative gross margin for the three months ended June 30, 2024 to a gross margin of 35% for the three months ended June 30, 2025, improving from a gross margin of 27% for the quarter ended March 31, 2025. This improvement in gross margin was primarily driven by increased manufacturing yields, higher volumes, and strategic efforts made to optimize our operations. Enhancing gross margin remains a key focus for the remainder of 2025 and beyond.

▪	The Company has had zero product returns since commercial production of the PowerBridge Pro began last year. Ensuring the highest level of product quality remains critical, as we work toward widespread adoption of our technology.

▪	GAAP operating expenses for the second quarter of 2025 totaled $3.1 million versus $4.6 million for the same period in 2024, a 32% improvement.

▪	Total second quarter 2025 operating expenses consisted of $1.1 million in research and development (R&D) expenses and $2.0 million in sales, marketing, general and administrative (SG&A) expenses.

▪	Non-GAAP operating expenses for the second quarter of 2025 were approximately $3.0 million, decreasing from $4.7 million in the same prior year period, representing a reduction of approximately $1.7 million, or 37%, year over year.

▪	Due to increased revenue and continued operational and manufacturing cost reductions, GAAP net loss and GAAP loss per share was approximately $(2.8) million, or $(0.08) per basic and diluted share, for the second quarter of 2025, a 35% improvement versus the net loss of approximately $(4.3) million, or $(0.65) per basic and diluted share, for the second quarter of 2024. The GAAP net loss reported for the second quarter of 2025 represents the lowest net loss for the Company in the last ten years and signifies the significant progress made toward reaching profitability.

▪	Non-GAAP net loss was approximately $(2.6) million for the second quarter of 2025 versus non-GAAP net loss of approximately $(4.7) million for the same prior year period, a 44% improvement year over year.

▪	The Company reports approximately $8.7 million in cash and cash equivalents as of June 30, 2025.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

▪	During the six months ended June 30, 2025, the Company raised $15.8 million of net proceeds under its at-the-market offering program. This capital allows the Company to continue executing upon its growth initiatives, investing in technology innovation, and fulfilling customer orders.

▪	As of July 28, 2025, the backlog of confirmed orders, representing the preliminary phase of enterprise deployments, was approximately $4 million, which is expected to ship in 2025. The Company is experiencing a growing backlog of enterprise orders that we believe demonstrates increased market adoption of the Company’s wireless power network (WPN) solutions.

▪	The first two quarters of 2025 marked a period of unceasing innovation, leveraging and augmenting our deep wireless power charging and battery-free energy harvesting-focused intellectual property portfolio, resulting in additions to our technology portfolio.

o	During the six months ended June 30, 2025, the Company was granted four new U.S. patents, building upon our core technology. The new intellectual property relates to network security, e-Sense tag location tracking, and in-band communications for transportation related RF transmitters.

o	The Company introduced its battery-free e-Sense tag, establishing an end-to-end wireless power platform for ambient IoT that includes Energous’ new waterproof, reusable e-Sense tag, wireless power transmitter systems, and the e-Compass cloud-based software platform. (First End-To-End Wireless Power Platform for Ambient IoT)

o	The Company introduced two new products: the AI driven PowerBridge MOD and PowerBridge PRO+ with integrated gateway. These new products exemplify Energous’ mission to continue delivering innovative, adaptable, and versatile enterprise asset tracking solutions. (Energous Introduces New Transmitter Systems Creating Adaptable and Versatile Asset Tracking Solutions)

“As ambient IoT technology becomes increasingly accessible for real-time, item-level tracking across the supply chain, achieving true real-time visibility and automation depends on a scalable and dependable power infrastructure,” said Mallorie Burak, CEO and CFO of Energous Wireless Power Solutions. “Enterprises upgrading their operations with large-scale, battery-free sensor networks are choosing our wireless power solutions to enable fully wireless track-and-trace systems.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results, expected company growth, and operational initiatives. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss and non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, severance expense, change in fair value of warrant liability, and expenses related to the abandonment of financing transactions. Non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, expenses related to the abandonment of financing transactions, and severance expenses. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

###

Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com

 Energous Corporation

BALANCE SHEETS

(Unaudited)

(in thousands)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,662	$1,353
Accounts receivable, net	663	78
Inventory	687	498
Prepaid expenses and other current assets	953	983
Total current assets	10,965	2,912

Property and equipment, net	306	356
Operating lease right-of-use lease assets	1,066	527
Total assets	$12,337	$3,795

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$772	$1,852
Accrued expenses	1,071	1,135
Accrued severance expense	10	28
Warrant liability	91	358
Operating lease liabilities, current portion	420	668
Short-term loan payable, net	350	818
Deferred revenue	10	13
Total current liabilities	2,724	4,872

Operating lease liabilities, long-term portion	839	-
Total liabilities	3,563	4,872

Stockholders’ equity (deficit):
Common stock	1	1
Additional paid-in capital	415,367	399,362
Accumulated deficit	(406,594)	(400,440)
Total stockholders’ equity (deficit)	8,774	(1,077)
Total liabilities and stockholders’ equity (deficit)	$12,337	$3,795

The accompanying notes are an integral part of these condensed financial statements.

 Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$975	$46	$1,318	$110
Cost of revenue	637	122	887	231
Gross profit (loss)	338	(76)	431	(121)

Operating expenses:
Research and development	1,100	2,299	2,292	4,488
Sales and marketing	704	819	1,293	1,692
General and administrative	1,286	1,726	2,181	3,721
Severance expense	23	(269)	395	1,294
Expenses from abandoned financing transaction	5	–	661	–
Total operating expenses	3,118	4,575	6,822	11,195
Loss from operations	(2,780)	(4,651)	(6,391)	(11,316)

Other income (expense), net:
Change in fair value of warrant liability	–	336	267	254
Interest income (expense), net	(7)	57	(29)	205
Loss on retirement of property and equipment	(1)	–	(1)	–
Total other income (expense), net	(8)	393	237	459

Net loss	$(2,788)	$(4,258)	$(6,154)	$(10,857)

Basic and diluted net loss per common share	$(0.08)	$(0.65)	$(0.19)	$(1.74)

Weighted average shares outstanding, basic and diluted	35,638,362	6,539,202	32,060,653	6,250,194

The accompanying notes are an integral part of these condensed financial statements.

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(2,788)	$(4,258)	$(6,154)	$(10,857)
Add (subtract) the following items:
Depreciation and amortization	41	50	86	98
Stock-based compensation *	97	143	191	417
Severance expense	23	(269)	395	1,294
Expenses from abandoned financing transaction	5	–	661	–
Change in fair value of warrant liability	–	(336)	(267)	(254)
Adjusted non-GAAP net loss	$(2,622)	$(4,670)	$(5,088)	$(9,302)

* Stock-based compensation excludes $16 and $130 which is included in severance expense for the six months ended June 30, 2025 and 2024, respectively.

   Stock-based compensation excludes $1 which is included in cost of revenue for the six months ended June 30, 2025.

Total operating expenses (GAAP)	$3,118	$4,575	$6,822	$11,195
Subtract the following items:
Depreciation and amortization	(41)	(50)	(86)	(98)
Stock-based compensation *	(97)	(143)	(191)	(417)
Severance expense	(23)	269	(395)	(1,294)
Expenses from abandoned financing transaction	(5)	–	(661)	–
Adjusted non-GAAP operating expenses	$2,952	$4,651	$5,489	$9,386

* Stock-based compensation excludes $16 and $130 which is included in severance expense for the six months ended June 30, 2025 and 2024, respectively.

   Stock-based compensation excludes $1 which is included in cost of revenue for the six months ended June 30, 2025.

Total research and development expenses (GAAP)	$1,100	$2,299	$2,292	$4,488
Subtract the following items:
Depreciation and amortization	(39)	(42)	(82)	(83)
Stock-based compensation	(10)	(52)	(19)	(159)
Adjusted non-GAAP research and development expenses	$1,051	$2,205	$2,191	$4,246

Total sales, marketing, general and administrative expenses (GAAP)	$1,990	$2,545	$3,474	$5,413
Subtract the following items:
Depreciation and amortization	(2)	(8)	(4)	(15)
Stock-based compensation	(87)	(91)	(172)	(258)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$1,901	$2,446	$3,298	$5,140

The accompanying notes are an integral part of these condensed financial statements.

3